Exhibit 99.1
9341 Courtland Drive, Rockford, MI 49351
Phone (616) 866-5500
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FOR IMMEDIATE RELEASE
CONTACT: Dave Latchana, (616) 334-7099

WOLVERINE WORLDWIDE SELLS SPERRY

Company continues transformation by further strengthening balance sheet

ROCKFORD, Mich., Jan. 11, 2024 — Wolverine World Wide, Inc. (NYSE: WWW) announced today that it has sold the Sperry brand to Authentic Brands Group, Inc., and the ALDO Group. The transaction closed on January 10, 2024, and will generate total proceeds of approximately $130 million in the first quarter to pay down debt, further strengthening the Company’s balance sheet.

“The sale of the Sperry brand is the next step in our turnaround and strategic transformation,” said Chris Hufnagel, Wolverine Worldwide’s President and Chief Executive Officer. “We conducted a rigorous process that considered a comprehensive set of strategic alternatives for the brand, and we believe this is the best outcome for the Company and our vision for the future.”

Today’s announcement builds on the Company’s previously-announced asset monetization transactions that collectively generated nearly $250 million in cash in 2023.

“In a very short time, we have meaningfully reshaped Wolverine Worldwide – simplifying the portfolio, reducing our debt, and redesigning the organization to drive improved performance and profitability,” Hufnagel added. “These efforts have enhanced the Company’s capacity to invest in our brands and platforms, and I am excited about the next chapter in our turnaround – focused squarely on building consumer-obsessed global brands and delivering greater value for our shareholders.”

Centerview Partners, LLC, served as financial advisors to Wolverine Worldwide, and Honigman LLP and Warner, Norcross + Judd LLP served as legal advisors.

ABOUT WOLVERINE WORLDWIDE

Founded in 1883, Wolverine World Wide, Inc. (NYSE:WWW) is one of the world’s leading marketers and licensors of branded casual, active lifestyle, work, outdoor sport, athletic, children's and uniform footwear and apparel. Through a diverse portfolio of highly recognized brands, our products are designed to empower, engage and inspire our consumers every step of the way. The Company’s portfolio includes Merrell®, Saucony®,  Sweaty Betty®, Hush Puppies®, Wolverine®,  Chaco®, Bates®, HYTEST®, and Stride Rite®. Wolverine Worldwide is also the global footwear licensee of the popular brands Cat® and Harley-Davidson®. Based in Rockford, Michigan, for more than 140 years, the Company's products are carried by leading retailers in the U.S. and globally in approximately 170 countries and territories. For additional information, please visit our website, www.wolverineworldwide.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements, including statements regarding the Company’s expectations with respect to: use of Sperry transaction proceeds to pay down debt, the ability to focus on its growth brands, the ability to drive improved performance and profitability, the capacity to invest in sustainable growth, and the delivery of greater shareholder value. In addition, words such as “estimates,” “anticipates,” “believes,” “forecasts,” “step,” “plans,” “predicts,” “focused,” “projects,” “outlook,” “is likely,” “expects,” “intends,” “should,” “will,” “confident,” variations of such words, and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions (“Risk Factors”) that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. Risk Factors include, among others: the risk that the Company will be able to successfully implement its growth and profit improvement strategies; changes in general economic conditions, employment rates, business conditions, interest rates, tax policies, inflationary pressures and other factors affecting consumer spending in the markets and regions in which the Company’s products are sold; the inability for any reason to effectively compete in global footwear, apparel and consumer-direct markets; the inability to maintain positive brand images and anticipate, understand and respond to changing footwear and apparel trends and consumer preferences; the inability to effectively manage inventory levels; increases or changes in duties, tariffs, quotas or applicable assessments in countries of import and export; foreign currency exchange rate fluctuations; currency restrictions; supply chain or other capacity constraints, production disruptions, quality issues, price increases or other risks associated with foreign sourcing; the cost and availability of raw materials, inventories, services and labor for contract manufacturers; the effects of the COVID-19 pandemic and other health crises and containment efforts on the Company’s business, operations, financial results and liquidity, including the duration and magnitude of such effects; labor disruptions; changes in relationships with, including the loss of, significant wholesale customers; risks related to the significant investment in, and performance of, the Company’s consumer-direct operations; risks related to expansion into new markets and complementary product categories; the impact of seasonality and unpredictable weather conditions; effects of changes in general economic conditions and/or the credit markets on the Company’s manufacturers, distributors, suppliers and retailers; changes in the Company’s effective tax rates; failure of licensees or distributors to meet planned annual sales goals or to make timely payments to the Company; the risks of doing business in developing countries, and politically or economically volatile areas; the ability to secure and protect owned intellectual property or use licensed intellectual property; the impact of regulation, regulatory and legal proceedings and legal compliance risks, including compliance with federal, state and local laws and regulations relating to the protection of the environment, environmental remediation and other related costs, and litigation or other legal proceedings relating to the protection of the environment or environmental effects on human health; the potential breach of the Company’s databases or other systems, or those of its vendors, which contain certain personal information, payment card data or proprietary information, due to cyberattack or other similar events; problems affecting the Company’s supply chain or distribution system, including service interruptions at shipping and receiving ports; strategic actions, including new initiatives and ventures, acquisitions and dispositions, including the sale of the Sperry brand, and the Company’s success in integrating acquired businesses, and implementing new initiatives and ventures; risks related to stockholder activism, the risk of impairment to goodwill and other intangibles; changes in future pension funding requirements and pension expenses; and additional factors discussed in the Company’s reports filed with the Securities and Exchange Commission and exhibits thereto. The foregoing Risk Factors, as well as other existing Risk Factors and new Risk Factors that emerge from time to time, may cause actual results to differ materially from those contained in any forward-looking statements. Given these or other risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company undertakes no obligation to update, amend, or clarify forward-looking statements.

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SPERRY DIVESTITURE
FINANCIAL SUMMARY
(Unaudited)
(In millions)

In order to provide visibility regarding the financial impact of the Sperry® business divestiture, the Company has provided additional information within the supplemental table below. The items included in the table represent amounts related to the Sperry® business that are reflected in the Company’s reported Q1, Q2 and Q3 2023 results and that will be reflected in the Company’s reported Q4 2023 and full year fiscal 2023 results.

	Q1	Q2	Q3	Q4	2023 Full-Year
Sperry business
Revenue	$62.9	$57.4	$46.2	$40.7	$207.2

Operating profit	$(2.3)	$0.2	$(4.0)	$(4.2)	$(10.3)

Operating profit adjusted (¹)	$2.5	$4.6	$(0.5)	$(1.1)	$5.5

Depreciation and amortization (2)	$1.2	$1.2	$1.1	$1.1	$4.6

(1)Operating profit adjusted represents operating profit of the Sperry® business before cost allocations for Company resources shared by all Company brands, resources which were not sold as part of the Sperry® divestiture and the costs for which the Company will continue to bear.
(2) Depreciation and amortization expense included in the determination of operating profit of the Sperry® business.

The Company believes operating profit before internal cost allocations for shared resources provides useful information to both management and investors because it provides insights into the Sperry brand contribution to the Company’s consolidated results of operations, which contributions will not reoccur following the divestiture of the Sperry brand. Management does not, nor should investors, consider this financial measure in isolation from, or as a substitute for financial information prepared in accordance with GAAP.

The Q4 and 2023 full-year expected results described in this table are preliminary estimates based on information available to management as of the date of this press release and are subject to change upon completion of the Company’s standard year-end closing procedures. As the Company completes its year-end financial close process and finalizes its financial statements, it will be required to make significant judgments, which may result in changes to these preliminary and unaudited estimates. Any changes to the expected results described in this table may be material.

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